                                                                     Exhibit 3.1

FORM NO. 2

                                [GRAPHIC OMITTED]

                                     BERMUDA
                             THE COMPANIES ACT 1981
                          MEMORANDUM OF ASSOCIATION OF
                            COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                        AMENDED MEMORANDUM OF ASSOCIATION
                                       OF

                           Montpelier Re Holdings Ltd.
                   (hereinafter referred to as "the Company")



1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,

NAME                            ADDRESS                       BERMUDIAN         NATIONALITY            NUMBER OF SHARES
                                                           STATUS (Yes/No)                             SUBSCRIBED
Alison R. Guilfoyle             Clarendon House                  No             British                       One
                                2 Church Street
                                Hamilton HM 11
                                Bermuda
Lisa J. Marshall                        "                        Yes            British                       One
Charles G. R. Collis                    "                        Yes            British                       One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding __ in all, including the following parcels:- N/A

5. The authorised share capital of the Company is US$12,000 divided into shares of US$0.01 each. The minimum subscribed share capital of the Company is US$12,000.00.

6.   The objects for which the Company is formed and incorporated are -

     1.   to carry on all and or any functions of a holding company;

     2. to provide, procure, arrange for and or co-ordinate management, consultancy, advisory, administrative, bureau and or accountancy services of any description (other than, except as permitted by clause
          6.3 below, investment management, consultancy, advisory and administrative services) to all and or any of the following: any exempted undertaking, and any person, firm, business, association, company, corporation or entity existing or resident outside Bermuda:

          PROVIDED that nothing in this object or any other object herein shall be construed as authorising the Company to conduct the professional practice as public accountants, perform audits or otherwise practice the accounting profession;

     3. to provide, procure, arrange for and or co-ordinate financing and or all and or any (including without limitation all and or any combinations of) investment management, consultancy, advisory and administrative services to all and or any of the following: (i) any subsidiary or affiliate (as such expressions are understood in the Companies Act 1981 except such subsidiary or affiliate need not be a company under the said Act and such may be a direct or indirect subsidiary or affiliate) of the Company, wherever incorporated; (ii) any person, firm, business, association, company, corporation or entity (wherever existing or residing) controlled, directly or indirectly, by the Company; and (iii) any person, firm, business, association, company, corporation or entity (wherever existing or residing) in which the Company owns, directly or indirectly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that person, firm, business, association, company, corporation or entity; and, in connection with any of the foregoing, to provide, procure, arrange for and or co-ordinate credit, financial accommodation, loans and or advances with or without interest to any such subsidiary, affiliate, person, firm, business, association, company, corporation or entity and to lend to and or deposit with any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide collateral for loans or other forms of financing provided to any such subsidiary, affiliate, person, firm, business, association, company, corporation or entity;

     4. to create, enter into, undertake, procure, arrange for, acquire by purchase or otherwise, hold, sell or otherwise dispose of trade and or otherwise deal in, whether on a speculative basis or otherwise, all and or any kind of (including without limitation all and or any combinations of) (a) instrument or contract to pay or not to pay a sum of money or render money's worth on the happening of event or events, specified date or dates or the expiration of period or periods of time or activity, (b) derivative instrument or contract, and (c) instrument or contract structured or intended as, or having, the purpose or intended purpose of securing a profit or avoiding a loss (i) by reference to fluctuations in the value or price of property of any description, or in an index, or other factor or factors, specified for that purpose in the instrument or contract, or (ii) based on the happening of particular event or events, specified date or dates or expiration of period or periods of time or activity specified for that purpose in the instrument or contract, and including, without limitation of the foregoing, all and or any kind of (including without limitation all and or any combinations of) option, swap option contract, bond, warrant, debenture, equity, forward exchange contract, forward rate contract, future, hedge, security, note, certificate of deposit, unit, guarantee and or financial instrument;

     5.   packaging of goods of all kinds;

     6.   buying, selling and dealing in goods of all kinds;

     7.   designing and manufacturing of goods of all kinds;

     8. mining and quarrying and exploration for metals, minerals, fossil fuel and precious stones of all kinds and their preparation for sale or use;

     9. exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

     10. scientific research including the improvement discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

     11. land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

     12. ships and aircraft owners, managers, operators, agents, builders and repairers;

     13. acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

     14.  travel agents, freight contractors and forwarding agents;

     15.  dock owners, wharfingers, warehousemen;

     16. ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

     17.  all forms of engineering;

     18. farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

     19. to create or otherwise acquire and to hold, sell, dispose of, develop, manage, license and otherwise deal in and with trade and service marks, copyright, computer software, trade names, trade secrets, know how, industrial designs, patents, tangible and intangible personal property and forms of intellectual property of all kinds whatsoever;

     20. buying, selling, hiring, letting and dealing in conveyances of any sort;

     21. employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

     22. to create or acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

     23. to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

7.   Powers of the Company


     1. The Company shall, pursuant to the Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

     2. The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.


     1. The Company shall, pursuant to the Section 42 of the Companies Act 1981 but subject to restrictions, if any, that may be provided in the bye-laws of the Company from time to time, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

     2. The Company shall, pursuant to Section 42A of the Companies Act 1981 but subject to restrictions, if any, that may be provided in the bye-laws of the Company from time to time, have the power to purchase its own shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof


------------------------------                    ------------------------------


------------------------------                    ------------------------------


------------------------------                    ------------------------------


------------------------------                    ------------------------------


         (Subscribers)                                      (Witnesses)



SUBSCRIBED this 5th day of November 2001

                                                          Registration No. 31262

                                [GRAPHIC OMITTED]

                                     BERMUDA



                         CERTIFICATE OF REGISTRATION OF
                        ALTERED MEMORANDUM OF ASSOCIATION

         THIS IS TO CERTIFY that a copy of the Memorandum of Association of

                           Montpelier Re Holdings Ltd.
                           ---------------------------

altered in accordance with section 12 of the Companies Act 1981 ("the Act") and the consent granted by the Minister under section 6(1) as read with section 12(2) of the Act were delivered to the Registrar of Companies and registered on the 28th day of November, 2001 pursuant to section 12(9) of the Act.


                                             Given under my hand and the Seal of

                                             the REGISTRAR OF COMPANIES this

                                             30th day of November, 2001.





                                      for    Registrar of Companies

                                [GRAPHIC OMITTED]
                                     BERMUDA
                             THE COMPANIES ACT 1981

               APPLICATION TO ALTER THE MEMORANDUM OF ASSOCIATION
                            Pursuant to section 12(2)



Nettle of Company Montpelier Re Holdings Ltd.              Registration No 31262
     (hereinafter referred to as "the Company")

1.   The Company is an exempted company as defined by the Companies Act 1981.

2. The Company was registered in the office of the Registrar of Companies on the November 14, 2001.

3.   The Company is:

          a) [ ] Seeking to acquire objects to carry out restricted activities in accordance with section 4A (ministerial consent required); or

          b) [ |X| ] Not seeking to acquire objects to carry out restricted activities (no ministerial consent required).

4. It is proposed to alter the Memorandum of Association of the Company as follows:

     Namely by deleting paragraph 7 and replacing it with the following paragraph 7.

     "7.  Powers of the Company

     1. The Company shall, pursuant to the Section 42 of the Companies Act 1981 but subject to restrictions, if any, that may be provided in the bye-laws of the Company from time to time, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

     2. The Company shall, pursuant to Section 42A of the Companies Act 1981 but subject to restrictions, if any, that may be provided in the bye-laws of the Company from time to time, have the power to purchase its own shares."

5. The reasons for the proposed alterations are as follows (if seeking to acquire objects to carry out restricted activities):

     The purpose of the amendment is to ensure the powers expressed in clauses
     7.1 and 7.2 are subject to restrictions, if any, on the exercise of such powers as may be provided in the bye-laws from time to time.

We, the undersigned, as officers of the Company, hereby apply to the Registrar of Companies to alter the Memorandum of Association of the Company, [and to the Minister of Finance for consent to carry on restricted activities]*.




/s/ Lisa J. Marshall                       /s/ Dawna L. Ferguson
-------------------------------------      -------------------------------------
Lisa J. Marshall                           Dawna L. Ferguson
Director                                   Secretary





DATED this 28th day of November, 2001.



* Delete whom applicable.








CONSENT IS HEREBY GRANTED to the Company to acquire objects to carry out restricted activities as specified in paragraph 3a of the Form.






                                           /s/
                                           -------------------------------------
                                           Minister of Finance

See overleaf for important notes

5/Oct/98